Exhibit 10.1

STATE BOARD OF ADMINISTRATION OF FLORIDA 1801 HERMITAGE BOULEVARD TALLAHASSEE, FLORIDA 32308 (850) 488-4406 POST OFFICE BOX 13300 32317-3300	RICK SCOTT GOVERNOR AS CHAIRMAN JEFF ATWATER CHIEF FINANCIAL OFFICER AS TREASURER PAM BONDI ATTORNEY GENERAL AS SECRETARY ASH WILLIAMS EXECUTIVE DIRECTOR & CIO

ADDENDUM NO. 4
to
REIMBURSEMENT CONTRACT

Effective: June 1, 2011
(Contract)

between

FEDERATED NATIONAL INSURANCE COMPANY
(Company)

NAIC # 10790

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA)

WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

PREAMBLE

It is Hereby Agreed, effective at 12:00:01 a.m., Eastern Time, June 1, 2011, that this Contract shall be amended as follows:

ARTICLE  V - DEFINITIONS

(19)         Loss Occurrence
This term means the sum of individual insured Losses incurred under Covered Policies resulting from the same Covered Event. "Losses" means all incurred losses under Covered Policies, including Additional Living Expenses not to exceed 40 percent of the insured value of a Residential Structure or its contents and amounts paid as fees on behalf of or inuring to the benefit of a policyholder, and excludes allocated or unallocated Loss Adjustment Expenses.

(30)         Ultimate Net Loss

(a)
This term means all Losses of the Company under Covered Policies in force at the time of a Covered Event, as defined under (9) above, prior to the application of the Company's FHCF Retention, as defined under (28) above, and reimbursement percentage, and excluding loss adjustment expense and any exclusions under Article VI herein, arising from each Loss Occurrence during the Contract Year, provided, however, that the Company's Ultimate Net Loss shall be determined in accordance with the deductible level written under the policy sustaining the loss.

Article VI(18), (19), (22), (26), and (29) shall be amended as follows:

ARTICLE VI - EXCLUSIONS

(18)
Any liability of the Company for extra contractual obligations or liabilities in excess of original policy limits. This exclusion includes, but is not limited to, amounts paid as bad faith awards, punitive damage awards, or other court-imposed fines, sanctions, or penalties; or other amounts in excess of the coverage limits under the Covered Policy.

(19)
Any losses paid in excess of a policy's hurricane limit in force at the time of each Covered Event, including individual coverage limits (i.e., building, appurtenant structures, contents, and additional living expense), or other amounts paid as the result of a voluntary expansion of coverage by the insurer, including, but not limited to, a waiver of an applicable deductible. This exclusion includes overpayments of a specific individual coverage limit even if total payments under the policy are within the aggregate policy limit.

(22)	Amounts paid to reimburse a policyholder for condominium association loss assessments or under similar coverages for contractual liabilities.
(26)
Property losses that are proximately caused by any peril other than a Covered Event, including, but not limited to, fire, theft, flood or rising water, or windstorm that does not constitute a Covered Event, or any liability of the Company for loss or damage caused by or resulting from nuclear reaction, nuclear radiation, or radioactive contamination from any cause, whether direct or indirect, proximate or remote, and regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

(29)	Any losses under liability coverages.

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By:
	Ashbel C. Williams	Date
Executive Director & CIO

Approved as to legality:

By:
	Gary A. Moreland	Date
Assistant General Counsel
FL Bar ID#0702765
Federated National Insurance Company

Michael H. Braun, President
Typed/Printed Name and Title

By: /s/ Michael H. Braun	7/5/2011
Signature	Date